UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d)
                   of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 30, 2011
                              -----------------
                                   SJW Corp.
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             (Exact name of registrant as specified in its charter)

            California                    1-8966          77-0066628
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         (State or other jurisdiction   (Commission      (IRS Employer
            of incorporation)         File Number)  Identification No.)

              110 W. Taylor Street, San Jose, California     95110
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        (Address of principal executive offices)             (Zip Code)

                               (408) 279-7800
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              Registrant's telephone number, including area code

                               Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





Item 1.01.  Entry into a Material Definitive Agreement.

SJW Corp. and SJW Land Company Credit Agreement

On July 1, 2011 (the "Effective Date"), SJW Corp. (the "Company"), SJW Land Company, a wholly-owned subsidiary of the Company, and Wells Fargo Bank, National Association ("Wells Fargo") entered into an amendment to their credit agreement dated May 27, 2010, as amended on December 16, 2010, to decrease the maximum principal amount available under the line of credit from $45 million to $10 million and to modify the covenants regarding the Company's funded debt to capitalization ratio and earnings before interest and taxes coverage ratio ("SJW Corp. and SJW Land Company Amendment"). Corresponding modifications were made to the related promissory note dated May 27, 2010, as amended on December 16, 2010.

San Jose Water Company Credit Agreement

On the Effective Date, San Jose Water Company, a wholly-owned subsidiary of the Company, and Wells Fargo entered into an amendment to their credit agreement dated May 27, 2010, as amended December 16, 2010, to increase the maximum principal amount available under the line of credit from $50 million to $75 million and to modify the earnings before interest and taxes coverage ratio covenant (the "San Jose Water Company Amendment"). Corresponding modifications were made to the related promissory note dated May 27, 2010, as amended on December 16, 2010.

The foregoing descriptions of the SJW Corp. and SJW Land Company Amendment, the San Jose Water Company Amendment and the modifications to the related promissory notes are qualified in their entirety by reference to the full terms and conditions of the agreements, which are filed as
Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference.

The information set forth under Item 2.03 below is also incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant


On June 30, 2011, SJW Corp. (the "Company") entered into a Note Agreement (the "Note Agreement") with The Prudential Insurance Company of America (the "Purchaser"), pursuant to which the Company sold on the same date an aggregate principal amount of $50 million of its 4.35% Senior Notes (the "Notes") to the Purchaser. The Notes are an unsecured obligation of the Company, due on June 30, 2021. Interest is payable semi-annually in arrears on December 30th and June 30th.

The Note Agreement contains customary representations and warranties. The Company has agreed to customary affirmative and negative covenants for as long as the Notes are outstanding, including, subject to certain exceptions and qualifications, among other things, (i) a minimum net worth; and (ii) a debt to capitalization ratio. The Notes are subject to customary events of default, the occurrence of which may result in all of the Notes then outstanding becoming immediately due and payable.

The foregoing description of the Note Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.


Item 7.01.
Regulation FD Disclosure


A press release issued by the Company on July 6, 2011 relating to the Note Agreement is furnished herewith as Exhibit 99.1 and is incorporated by reference.


Item 9.01.

Financial Statements and Exhibits.


(d) Exhibits.

Exhibit No.                          Description
-----------       ------------------------------------------------------
4.1               4.35% Senior Notes Due June 30, 2021.  SJW Corp.
                  hereby agrees to furnish a copy of such Senior Notes to the Commission upon request.

10.1 Second Amendment to Credit Agreement by and between SJW Corp., SJW Land Company and Wells Fargo Bank, National Association dated July 1, 2011 and Second Modification to Promissory Note dated July 1, 2011.

10.2 Second Amendment to Credit Agreement by and between San Jose Water Company and Wells Fargo Bank, National Association dated July 1, 2011 and Second Modification to Promissory Note dated July 1, 2011.

10.3 Note Agreement between SJW Corp. and The Prudential Insurance Company of America, dated June 30, 2011.

99.1              Press Release, dated July 6, 2011.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SJW Corp.
Date:  July 7, 2011                          By: /s/ James P. Lynch
                                                 ---------------------
                                                 Name: James P. Lynch
                                                 Title:  Chief Financial
                                                 Officer and Treasurer









EXHIBIT LIST

Exhibit No.                       Description
-----------       ----------------------------------------------------
4.1               4.35% Senior Notes Due June 30, 2021.  SJW Corp.
                  hereby agrees to furnish a copy of such Senior Notes to the Commission upon request.

10.1 Second Amendment to Credit Agreement by and between SJW Corp., SJW Land Company and Wells Fargo Bank, National Association dated July 1, 2011 and Second Modification to Promissory Note dated July 1, 2011.

10.2 Second Amendment to Credit Agreement by and between San Jose Water Company and Wells Fargo Bank, National Association dated July 1, 2011 and Second Modification to Promissory Note dated July 1, 2011.

10.3 Note Agreement between SJW Corp. and The Prudential Insurance Company of America, dated June 30, 2011.

99.1              Press Release, dated July 6, 2011.